Exhibit 1.1

AMENDMENT TO THE EQUITY DISTRIBUTION AGREEMENT

July 25, 2025

Barclays Capital Inc.	Barclays Bank PLC
745 Seventh Avenue	745 Seventh Avenue
New York, New York 10019	New York, New York 10019

BofA Securities, Inc.	Bank of America, N.A.
One Bryant Park	One Bryant Park, 8th Floor
New York, New York 10036	New York, New York 10036

J.P. Morgan Securities LLC	JPMorgan Chase Bank, National Association
383 Madison Avenue	383 Madison Avenue
New York, New York 10179	New York, New York 10179

Wells Fargo Securities, LLC	Wells Fargo Bank, National Association
500 West 33rd Street, 14th Floor	500 West 33rd Street, 14th Floor
New York, New York 10001	New York, New York 10001

In their separate capacities as Agents and Forward Sellers	In their capacities as Forward Purchasers

1

Ladies and Gentlemen:

This Amendment to the Equity Distribution Agreement (this “Amendment”) is entered into as of the date first written above by Portland General Electric Company, an Oregon corporation (the “Company”), Barclays Bank PLC, Bank of America, N.A., JPMorgan Chase Bank, National Association and Wells Fargo Bank, National Association (each, a “Forward Purchaser” and collectively, the “Forward Purchasers”) and Barclays Capital Inc., BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, each in its capacity as sales agent and/or principal in connection with the offering and sale of Issuance Securities (each, an “Agent” and collectively, the “Agents”) and each in its capacity as agent for its affiliated Forward Purchaser in connection with the offering and sale of any Forward Hedge Securities (each, a “Forward Seller” and together, the “Forward Sellers”), that are parties to that certain Equity Distribution Agreement, dated July 26, 2024 (the “Original Agreement”).

On the date hereof, the Company has filed or will file a Prospectus Supplement relating to the offering of common stock having an aggregate price of up to $244,008,930.

All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement.

The parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1.          The second paragraph of Section 1 is hereby deleted in its entirety and replaced with the following:

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission a registration statement on Form S-3 (File No. 333-288955), including a base prospectus, relating to certain securities, including the Securities to be offered from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”).  The Company has prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the base prospectus included as part of such registration statement.  The Company will furnish to the Agents and the Forward Sellers, for use by the Agents and the Forward Sellers, copies of the base prospectus included as part of such registration statement, as supplemented by the Prospectus Supplement, relating to the Securities.  The “Registration Statement”, as of any time, means such registration statement as amended by any post-effective amendments thereto at such time, including the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents and information otherwise deemed to be a part thereof as of such time pursuant to Rule 430B of the Securities Act (“Rule 430B”); provided, however, that the “Registration Statement” without reference to a time means such registration statements as amended by any post-effective amendments thereto as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Securities within the meaning of paragraph (f)(2) of Rule 430B, including the exhibits and schedules thereto at such time, the documents and information incorporated or deemed to be incorporated by reference therein at such time pursuant to Item 12 of Form S-3 under the Securities Act and the documents otherwise deemed to be a part thereof as of such time pursuant to Rule 430B.  The base prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act is herein called the “Prospectus.”  Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.  For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to EDGAR.

2.          All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

3.          The parties hereto agree that, except as set forth in, and amended by, Section 1 above, all the terms and provisions of the Original Agreement shall remain in full force and effect.

4.          THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE AMENDMENT OR THE ORIGINAL AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

5.          The Company, the Agents, the Forward Sellers and the Forward Purchasers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the Transactions contemplated by this Amendment or the Original Agreement.

6.          This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed Amendment by one party to the other may be made by facsimile or e-mail transmission.  The words “execution,” “signed,” “signature,” and words of like import in this Amendment or in any other certificate, agreement or document related to this Amendment, if any, shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Agents, the Forward Sellers, the Forward Purchasers and the Company in accordance with its terms.

[Signature Page Follows]

Very truly yours,

PORTLAND GENERAL ELECTRIC COMPANY

By:	/s/ Joseph Trpik
Name: Joseph Trpik
Title: Senior Vice President, Finance and Chief Financial Officer

[Signature page to Amendment to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BARCLAYS CAPITAL INC., as Agent and Forward Seller

By	/s/ Robert Stowe
Authorized Signatory

BARCLAYS BANK PLC, as Forward Purchaser

By	/s/ Kevin Cheng
Authorized Signatory

[Signature page to Amendment to Equity Distribution Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

BOFA SECURITIES, INC., as Agent and Forward Seller

By	/s/ John Lau
Authorized Signatory

BANK OF AMERICA, N.A., as Forward Purchaser

By	/s/ Christine Roemer
Authorized Signatory

CONFIRMED AND ACCEPTED, as of the date first above written:

J.P. MORGAN SECURITIES LLC, as Agent and Forward Seller

By	/s/ Sanjeet Dewal
Authorized Signatory

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By	/s/ Sanjeet Dewal
Authorized Signatory

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC, as Agent and Forward Seller

By	/s/ Michael Tiedemann
Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Forward Purchaser

By	/s/ Kevin Brillhart
Authorized Signatory